Exhibit 99.1

Sky Harbour Announces Q1 Results; Opening of New Campus in Dallas-Addison and Other Business Updates; Reiterates Prior Guidance for 2025

WEST HARRISON, N.Y.--(BUSINESS WIRE)--Sky Harbour Group Corporation (NYSE: SKYH, SKYH WS) (“SHG” or the “Company”), an aviation infrastructure company building the first nationwide network of Home-Basing campuses for business aircraft, announced the release of its audited financial results for the year ended December 31, 2024 on Form 10-K. The Company also announced the filing of its unaudited financial results for the year ended December 31, 2024 for Sky Harbour Capital (Obligated Group) with MSRB/EMMA. Please see the following links to access the filings:

Sky Harbour Group Corporation (NYSE: SKYH, SKYH WS) (“SHG” or the “Company”), an aviation infrastructure company building the first nationwide network of Home-Basing campuses for business aircraft, announced the release of its unaudited financial results for the three months ended March 31, 2025 on Form 10-Q. The Company also announced the filing of its unaudited financial results for the three months ended March 31, 2025 for Sky Harbour Capital (Obligated Group) with MSRB/EMMA. Please see the following links to access the filings:

SEC 10-Q:

https://www.sec.gov/Archives/edgar/data/1823587/000143774925016429/ysac20250331_10q.htm

MSRB/EMMA:

https://emma.msrb.org/P11850189-P11417072-P11860230.pdf

Financial Highlights on a Consolidated Basis include:

●	Constructed assets and construction in progress exceeded $275 million at quarter end.

●	2025 first quarter consolidated revenues increased 133% as compared to Q1 2024 and 20% as compared to Q4 2024.

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Net cash used in operating activities was reported at $5.1 million for the quarter, inclusive of $0.3 million ofof start-up expenses incurred in anticipation of the commencement of  operations of the three new campuses at DVT, ADS and APA and $1.4 million associated with the timing of payment of our  accounts payable.

●	Strong liquidity and capital resources as of March 31st, 2025, with consolidated cash and US Treasuries totaling $97.4 million.

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Reiterating our guidance of reaching run rate breakeven operating cash flow/adjusted EBITDA on a consolidated basis by year end 2025, driven by the positive cash flows expected to be generated from the Phoenix campus partially opened in Q1 2025 and the campuses opening in Q2 in Denver and Addison (Dallas area).

Financial Highlights at Sky Harbour Capital (Obligated Group) include:

●	First quarter 2025 Obligated Group Revenues increased 24% as compared to 2024 Q1.

●	Net cash provided by operating activities reached 1.0 million in 2025 Q1.Cash and US Treasuries at the Obligated Group totaled $47 million as of March 30th, 2025.

Update on Site Acquisition

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Sky Harbour currently has campuses operating at Houston’s Sugar Land Regional Airport (SGR), Nashville International Airport (BNA), Miami Opa-Locka Executive Airport (OPF),  San Jose Mineta International Airport (SJC), Camarillo Airport (CMA), Phoenix Deer Valley Airport (DVT), Dallas’s Addison Airport (ADS), and the recent addition of Seattle’s King County International Airport – Boeing Field (BFI); campus in construction at Denver’s Centennial Airport (APA); campuses in pre-development at Chicago Executive Airport (PWK), Sky Harbour’s first four New-York-service airports - Bradley International Airport (BDL), Hudson Valley Regional Airport (POU), Trenton-Mercer Airport (TTN),and Stewart International Airport (SWF) - Orlando Executive Airport (ORL), Dulles International Airport (IAD), Salt Lake City International Airport (SLC), and Portland-Hillsboro Airport (HIO).

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On March 14th, we executed a new ground lease with an existing hangar campus at Seattle’s King County International Airport – Boeing Field (BFI). The leased facility contains approximately 90,000 rentable square feet of hangar and office space in four structures. We are currently renegotiating tenant lease agreements with the existing tenants and marketing additional vacant space with new prospective tenants.

●	On April 9th, we announced a long-term ground lease at Hillsboro Airport (HIO) with the Port of Portland to develop a two-phase hangar campus on approximately 13 acres of land.

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On April 14th, we executed a long-term ground lease with the Port Authority of New York and New Jersey (PANYNJ) to develop a hangar campus at Stewart International Airport (SWF). The leased parcel encompasses 16 acres and will support the development of approximately 250,000 square feet of hangar space across seven structures.

●	We stand by our prior guidance of five additional new hangar ground leases to be announced by the end of 2025, for a total portfolio of 23 airport ground leases by year end.

Update on Construction and Development Activities

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As reported on our monthly activity reports filed with MSRB/EMMA and available on our website, DVT opened for business in Q1 and began operations with the arrival of the first tenant jets. Our campuses at ADS and APA remain forecasted for delivery and commencement of operations during the coming weeks. Please see the following link for the last monthly construction report: https://emma.msrb.org/P11840907-P11410521-P11852991.pdf

●	Phase 2 at OPF started construction on April 11th.

Update on Leasing Activities

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Leasing activity at the Company is at its peak with the recent opening of the campuses in Phoenix and Dallas and the upcoming opening in Denver expected in June. Also, lease up continues at CMA for remaining hangar and just started at the campus at BFI we recently closed on.

●	The first tenant leases were executed in Phoenix and Dallas, with others in negotiation. Pre-leasing continues in Denver, with three new leases under negotiation.

●	We continue to expect a 4-6 month lease up period for these three campuses.

Update on Airport Operations

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Following the hiring of base managers for new locations in Phoenix, Dallas and Denver in Q4, hiring and training efforts continued for the remaining team members at each location in Q1.  These new hires were onboarded and received training at existing facilities for several weeks prior to their permanent assignments at their new locations, and all locations are now properly staffed.

●	Supplies and ground support equipment (GSE), including various aircraft servicing assets and refuelers, were also put into service at the new locations.

Tal Keinan commented: “Sky Harbour is entering a new phase. Having established the Home Basing value proposition among Tier-1 Business Aviation Residents across the United States, the company is gearing for scale. The focus in Q1 was construction, where we have inducted new leadership and talent to meet the scaling challenge, and extended vertical integration to pre-construction and general contracting functions to maximize economies of scale. As we gear for scale in leasing and airfield operations, we remain committed to the uncompromising standards of the Sky Harbour Home Basing offering. We have created a category in aviation infrastructure, and we aim to lead it for years to come.”

About Sky Harbour

Sky Harbour Group Corporation is an aviation infrastructure company developing the first nationwide network of Home-Basing campuses for business aircraft. The company develops, leases, and manages general aviation hangar campuses across the United States. Sky Harbour’s Home-Basing offering aims to provide private and corporate residents with the best physical infrastructure in business aviation, coupled with dedicated service, tailored specifically to based aircraft, offering the shortest time to wheels-up in business aviation. To learn more, visit www.skyharbour.group.

Forward Looking Statements

Certain statements made in this release are "forward looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995, including statements about the financial condition, results of operations, earnings outlook and prospects of SHG, including statements regarding our expectations for future results, our expectations for future ground leases, our expectations on future construction and development activities and lease renewals, and our plans for future financings. When used in this press release, the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements are based on the current expectations of the management of Sky Harbour Group Corporation (the “Company”) as applicable and are inherently subject to uncertainties and changes in circumstances. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. For more information about risks facing the Company, see the Company’s annual report on Form 10-K for the year ended December 31, 2024 and other filings the Company makes with the SEC from time to time. The Company’s statements herein speak only as of the date hereof, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Key Performance Indicators

We use a number of metrics, including annualized revenue run rate per leased rentable square foot, to help us evaluate our business, measure our performance, identify trends affecting our business, formulate business plans, and make strategic decisions. Our key performance indicators may be calculated in a manner different than similar key performance indicators used by other issuers. These metrics are estimated operating metrics and not projections, nor actual financial results, and are not indicative of current or future performance.

Contacts

Sky Harbour Investor Relations: investors@skyharbour.group Attn: Francisco X. Gonzalez